EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171996), S-3 (No. 333-220491), and Form S-1 (No. 333-215157) of The First Bancshares, Inc., of our reports dated March 16, 2018, with respect to the consolidated financial statements of The First Bancshares, Inc., and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ T. E. Lott & Company

Columbus, Mississippi
March 16, 2018